                                                                    EXHIBIT 99.1

[LOGO]
                                                             One Jake Brown Road
                                                                   P.O. Box 1000
                                                       Old Bridge, NJ 08857-1000
                                               (732) 679-4000 Fax (732) 679-4353
                                                           www.blondertongue.com

FOR IMMEDIATE RELEASE                   CONTACT:                 James A. Luksch
                                                                    Chairman and
                                                         Chief Executive Officer
                                                                  (732) 679-4000

                  BLONDER TONGUE REPORTS 2006 YEAR END RESULTS

OLD BRIDGE, NEW JERSEY, April 3, 2007 - Blonder Tongue Laboratories, Inc. (AMEX:
"BDR") today reported net sales of  $35,775,000  for the year ended December 31,
2006, a three percent (3%) increase over net sales of  $34,730,000  reported for the year  ended  December  31,  2005.  The  increase  in net sales is  primarily attributed to increased sales of digital  headend and fiber products,  offset by decreased sales of  interdiction  and analog headend  products.  Digital headend
sales  were  $5,715,000  and   $4,725,000,   fiber  sales  were  $1,731,000  and
$1,027,000, interdiction sales were $1,835,000 and $2,054,000 and analog headend sales were $17,506,000 and $17,901,000 in 2006 and 2005, respectively.

Loss from continuing  operations  after income taxes was $ 96,000 or $(0.01) per share for the year ended  December 31, 2006 as compared to $4,956,000 or $(0.62)
per share,  for the comparable  period in 2005. Net income was $342,000 or $0.05 per share in 2006 as compared to a net loss of  $5,500,000  or $(0.69) per share for the comparable period in 2005.

Commenting  on the year end 2006  results,  James  A.  Luksch,  Chief  Executive
Officer, said, "2006 was a year of consolidation and refocus of our attention to core market needs,  as  contemplated  by our strategic  plan. In response to the ongoing transition from analog to digital transmission of video signals, we have added  several new  products to our digital  product  offerings  and continue to evaluate additional new digital product opportunities. The results are increased sales,  reduced debt and  corresponding  interest  expense and  increased  gross margin. Our initiative in China is on course and gaining momentum,  which should produce  noticeable  benefits in the second  half of 2007 and  increase in later time periods."

Founded  in  1950,  Blonder  Tongue  Laboratories,   Inc.  has  evolved  from  a
manufacturer  of  electronic  equipment  for the  private  cable  industry  to a principal  provider of integrated  network  solutions and technical  services to
broadband  service  providers  in  the  multiple  dwelling  unit,   lodging  and
hospitality, and institutional cable markets. The Company designs, manufactures, and  supplies a  comprehensive  line of  equipment  to deliver  video  (analog &
digital),  high speed data and voice services over integrated  coaxial and fiber optic broadband networks today and over packet based, Internet protocol networks of the future.  For more information  regarding  Blonder Tongue or its products, please  visit the  Company's  Web site at  www.blondertongue.com  or contact the
Company directly at (732) 679-4000.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: The information set forth above includes "forward-looking"  statements and accordingly,  the cautionary  statements  contained in Blonder  Tongue's  Annual
Report and Form 10-K for the year ended December 31, 2006 (See Item 1: Business,
Item 1A:  Risk  Factors  and Item 7:  Management's  Discussion  and  Analysis of
Financial  Condition  and Results of  Operations),  and other  filings  with the
Securities and Exchange  Commission are  incorporated  herein by reference.  The words  "believe",  "expect",  "anticipate",  "should",  "project",  and  similar expressions identify  forward-looking  statements.  Readers are cautioned not to
place  undue  reliance  on  these  forward-looking  statements,   which  reflect
management's  analysis only as of the date hereof.  Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or  circumstances  that arise after the date  hereof.  Blonder  Tongue's  actual results may differ from the anticipated results or other expectations  expressed in Blonder Tongue's "forward-looking" statements

                                     -MORE-

                        Blonder Tongue Laboratories, Inc.
                    Consolidated Summary of Operating Results
                      (in thousands, except per-share data)

                                                       Year ended
                                                      December 31,
                                               ----------------------------
                                                   2006           2005

Net sales                                          $35,775        $34,730
Gross profit                                        12,366          7,331
Earnings (loss) from operations                        336         (3,724)
Loss from continuing operations                        (96)        (4,956)
Loss from discontinued operations (net of
tax)                                                  (500)          (544)
Gain on disposal of subsidiary                         938              -
Net income (loss)                                     $342        $(5,500)
Basic and diluted loss per share from
continuing operations                               $(0.01)        $(0.62)
Basic and diluted loss per share from
discontinued operations                             $(0.06)        $(0.07)
Basic and diluted gain per share on disposal         $0.12             -
Basic and diluted net income (loss) per
share                                                $0.05         $(0.69)
Basic and diluted weighted average shares
outstanding:                                         7,592          8,015

                       Consolidated Summary Balance Sheets
                                 (in thousands)

                                       December 31, 2006     December 31, 2005

Current assets                               $14,942               $15,144
Property, plant, and equipment, net            4,537                 6,184
Total assets                                  27,222                32,864
Current liabilities                            5,431                 8,036
Long-term liabilities                          1,559                 3,329
Stockholders' equity                          20,232                21,499

Total liabilities and
stockholders' equity                         $27,222               $32,864

                                       2